Exhibit 99.1

Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

C O R P O R A T E   P A R T I C I P A N T S

Marc Griffin, Investor Relations, ICR

Dario Calogero, Founder, Chief Executive Officer and Director

Giacomo Dall’Aglio, Executive Vice President, Chief Financial Officer and Principal Accounting Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Lance Vitanza, Cowen & Company

Mike Latimore, Northland Capital Markets

George Sutton, Craig-Hallum Capital Group

Tim Horan, Oppenheimer & Co., Inc.

Allen Klee, Maxim Group

P R E S E N T A T I O N

Operator

Greetings, and welcome to the Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call. As a reminder, this conference is being recorded.

It is now my pleasure to introduce Marc Griffin, Investor Relations. Thank you. You may begin.

Marc Griffin

Welcome, everyone, and thanks for joining us on such short notice.

We’ve been asked to sign today a definitive agreement to acquire mGage. Joining me today to discuss the transaction is Kaleyra’s Founder and Chief Executive Officer, Dario Calogero, and the Company’s Chief Financial Officer, Giacomo Dall’Aglio.

On our website, investors.kaleyra.com, is a slide deck that will also be publicly filed with the SEC and which follows today’s presentation.

As a reminder, today’s call is being webcast live and recorded. You can replay the call on Kaleyra’s Investor Relations website until March 5, 2021.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Kaleyra plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and mail a Proxy Statement Prospectus to its stockholders containing information about the transaction. Investors are urged to read the Registration Statement and Proxy Statement Prospectus carefully when they are available. The Registration Statement and Proxy Statement will contain certain information about the acquisition of mGage and related matters. Investors and Kaleyra stockholders will be able to obtain free copies of these documents through the website maintained by the SEC at sec.gov. Copies of the Registration Statement and Kaleyra’s Proxy Statement Prospectus may be obtained free of charge from Kaleyra by directing a request to Giacomo Dall’Aglio, Chief Financial Officer, Kaleyra, Inc., via Marco D’Aviano, 2 Milano MI, Italy.

Please note that the parties may discuss forward-looking statements within the meaning of the Safe Harbor provisions of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, future results of operations, capacity, production and demand levels. Forward-looking statements are made based on the parties’ expectations and beliefs concerning future events and, therefore, involve a number of risks and uncertainties. The parties caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-statements are discussed in the Form 8-K, which Kaleyra filed this morning with the SEC. All forward-looking statements are based upon the information available to Kaleyra and/or mGage as of the date hereof and speak only as of the date hereof. The parties assume no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

With that, let me turn the call over to Dario.

Dario Calogero

Thank you, Marc, and welcome, everyone.

We, as Kaleyra, have transformed the enterprise communications in Italy and across the world, and we are have consistently stated our goal of expanding globally to diversify our platform and consolidate the large and fragmented CPaaS market. Today, we are very delighted to announce the acquisition of mGage, and to provide information about this acquisition. We will use the presentation that we have on our Investor Relations website, at investor.kaleyra.com.

I will shortly present the acquisition. If you can get this presentation and you can flip to Page 3, where the title is Kaleyra and mGage – A Compelling Combination, I’ll try to provide the highlights about the opportunity and the strategic advantage of this acquisition.

Kaleyra and mGage, combined, will create a top 5 global CPaaS platform with a strong position in the United States, Latin America and APAC. The company should, on a pro forma basis, record $360 million plus in revenues, with $45 million in Adjusted EBITDA, and revenue growth that the group, on a pro forma basis, between 2019 and 2021, of 22%. The EBITDA margin, on a pro forma basis again, will be about 13%, and the Adjusted EBITDA margin on the three years, 2019 to 2021, will have growth of 23%, compound average growth rate. Overall, the group will process over 45 billion messages, with about 550-plus employees worldwide, over 3,800 customers, operating in over 150 countries in the world.

Basically, the acquisition of mGage vastly expands Kaleyra’s existing U.S. customers in the customer base, and also the research and development footprint, with its 155 professionals working in the messaging space out of the United States and Latin America and the U.K.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

The network operator connectivity will be significantly improved. We already have—Kaleyra has direct interconnection in most geographies, including Italy (inaudible), and mGage is a Tier 1 interconnection operator with the U.S. carriers.

In terms of offering, we see a very significant complementarity in the product, in the market and in the channel across the CPaaS services, and this acquisition will, let me say, merge together and run together the strength of Kaleyra and the strength of mGage.

We will create a scaled CPaaS roll-up platform in the emerging CPaaS ecosystem, with a significant potential for highly realizable cost synergies and cross-selling opportunities.

So, mGage, in a way, is the perfect strategic fit for Kaleyra and aligns with Kaleyra’s history of focused and disciplined acquisitions.

But, last, and most important thing for me, is that we achieve with this acquisition, again on a pro forma basis, the very well-balanced footprint, with 31% of the revenues coming from North America, another third coming from Europe, and the rest split 50/50 between Asia-Pacific and the rest of the world, with a significant footprint in Latin America.

On Slide No. 4, we have a snapshot of the combination of the leading CPaaS companies. On a three-year basis, the group’s pro forma went up from $241.4 million in revenues in 2019, with about $284.6 million in 2020, and expected to be $360.6 million in 2021.

In terms of verticals, the most significant segment is, and will remain, the financial services, adding the financial services customers of mGage to the very significant footprint in the industry of Kaleyra, which will account overall for one-fourth of the revenues. Another fourth of the revenues will come from the enterprise software, which means large platforms that use our solutions to deliver messaging and to interact on the mobile channel. There will be a significant piece on product detail, education, technology, e-commerce, and, again, I invite you, strongly invite you to browse the presentation.

On Page No. 5, we have a combined company with, let me say, the sum of Kaleyra and mGage and the combined pro forma. In terms of revenue, Kaleyra is expected to have $184.1 million in revenue in 2021, mGage standalone $173.1 million. Combined pro forma, including nine months of synergies, because the transaction is expected to happen in Q2 2021, would have about $350.6 million in revenues, with a compound annual growth rate of 22.2%, and gross margin of $95.4 million, which enhances the gross margin profile of the group up to 26.5% on a consolidated pro forma basis. The Adjusted EBITDA would be $45.3 million, enhancing the expected gross margin—Adjusted EBITDA profit profile of Kaleyra, which is about $10 million in 2021, and would jump up to $45.3 million in 2021, on a pro forma basis, including mGage and including the synergies.

Again, in terms of customers, we will serve about 3,800 customers, with a specific focus on large accounts, which is in the very nature of both the two companies, and the top 10 customer concentration, again on a pro forma basis, will be 57% of revenues.

If we go to Slide No. 6, I would like to hand it over to my colleague Giacoma, who will briefly speak about the synergies.

Giacomo Dall’Aglio

Yes, thank you, Dario.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

On Page 6, you have the synergies that we expect in the next three years, and particularly from cross-selling opportunities, we see a lot of synergy, because, as Dario said, mGage has a platform that is completely complementary on the Kaleyra one. Kaleyra is more focused on the transaction side, mGage on the demand side, in engagement, so I think we can cross-sell both platforms to the other customers. Another important aspect of cross-selling is that Kaleyra is an omnichannel platform. mGage is more on messaging and RCS. So, we can sell, for example, ours to mGage customers.

In terms of costs, we will have synergy in the cost of sending messages. mGage is only one of the four companies, Tier 1, with a U.S. carrier, so has an advantage in buying and sending messaging in U.S. domestic. Kaleyra is Tier 1 in Italy and in India. So, sending in some geographies, we will have advantages, saving of costs.

In terms of personnel, I would like to underline that the transaction comes with mGage Management, but without the C-level, so we are not buying the CEO, CFO, etc., of Vivial Group, that own mGage, so we will have no duplication of costs and some savings, and also, with the synergy, in particular, in R&D, we can have a cap of the hiring plan of Kaleyra for the next two years. That was very important to continue to grow, but thanks to this synergy, we can save money. The slide, you can see that the run rate in 2023, the total revenue synergy and cost synergy are about $20 million, $19.4 million.

I turn back to Dario.

Dario Calogero

Thank you, Giacomo. Thank you very much.

So, let’s focus one second on mGage. Let’s go to Slide No. 8, which is mGage at a Glance.

mGage is a very well (inaudible) operator in the messaging world, with an incredible footprint on large accounts, with a significant volume of messaging handled by its platform. Let me say, as of today, we would say that on a full-year basis, mGage is roughly handling 20 billion messages, with EMEA-only revenue growth in the first half of 2020 of 35%, with about 300 large enterprise customers, serving 150 customers, and with the strength of 155 employees worldwide.

As the name of the company brings along, mGage is more focusing on mobile engagements, rather than transactions. The sweet spot for mGage services is typically promotional offers, customer support and engagement, and also they have provided that they do provide more transactional services, like appointment reminders and multi-factor authentication, but we do not really see any overlap in the offering of mGage and the offering of Kaleyra, but rather an opportunity to cross-sell. Also, considering that the cluster of the mGage customers is completely separated from the cluster of the Kaleyra customers.

Their solution has been significantly invested over the last few years and they have two primary products, communication software and services. One is Communicate Pro, a cloud-based, front-end user interface, and the other one, Connect, which is an API solution for large accounts.

Some of their clients are the largest, most valuable brands, and spanning a diverse range of end markets, with a specific focus on the larger independent software vendors, and also software service providers, which are using mGage as a mobile extension of their platform.

mGage is also one of the four mobile messaging providers with direct connections to all four major U.S. carriers, providing unique network performance and cost advantages, and this attitude to be a high-quality provider is fitting very, very well with Kaleyra.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

The 2020 revenue and the Adjusted EBITDA of $140 million and $30.5 million of Adjusted EBITDA, respectively, it’s significantly enhancing the scale of the operation, on a pro forma basis.

If you flip to Chart No. 9, you have here an idea of the volume. In the month of October ’20, mGage processed about 1.9 billion messages, which is a significant amount of traffic, that combined with traffic of Kaleyra would put the two companies in the range of the highest scale of the operators in the world.

In terms of the distinctive attributes of mGage, other than the direct interconnection and the commercial contracts with the top U.S. carriers I already mentioned, drive a 300-plus enterprise large clients, including, as I said, the very, very significant brands in the top Fortune 500 companies. The cloud-based offering across all messaging channels and seamless API interoperability is very, very well designed, and their engineering is absolutely top-class. The network is an ultra low-latency network built on a modern infrastructure. There’s been significant investment made over the last few years on the infrastructure.

The re-occurring messaging volume and the negligible churn of the customers is a really important asset. The tenure of the customers of mGage is incredible. If you flip to Chart No. 10, you see that mGage’s top 10 clients’ average tenure is 10.2 years, with several clients greater than 10 years. The longest tenured clients are 16 years. This is incredibly similar to Kaleyra, where, especially in banking, but also with large digital customers and e-commerce platform, we have tenure over 10 years. We have customers that have been with us for more than 16 years. This attitude to work in partnership together with large accounts on long-lasting relationships, it’s the very nature of the two companies, it’s kind of the DNA.

In terms of large accounts, other than the already mentioned technology provider and telecom and cable operators, there are customers in financial services and there are customers in gaming, travel and hospitality and retail.

If you flip to Chart No. 11, you have the timeline and the highlights of the history of mGage, which has been taken over by Blackstone in 2015, and in 2016, there’s been significant investment made in upgrading the infrastructure. In 2017, mGage launched their international expansion. As of 2020, mGage gathered 41% of the revenues in the U.S. domestic market and a sizeable 59% international. Again, another infrastructure upgrade to make the infrastructure more solid, more resilient and more scalable. Innovation in 2018, 2019 was the RCS launch, and now in 2020, and beyond, again product innovation, increasing penetration on existing clients and international expansion, and also M&A, we are here talking M&A.

On Slide No. 12, we have some financial highlights, that again I would like my colleague Giacomo to cover.

Giacomo Dall’Aglio

Thank you, Dario.

On Page 12, you can see the figures for mGage standalone for 2019, 2020 and 2021, and in terms of gross revenue, mGage has a similar path of Kaleyra, but consider they have a larger, important footprint in the U.S., they can enjoy a much higher gross margin, and also EBITDA, as a consequence. Let me say, only a consideration, that if we add these figures to the Kaleyra’s ones, it is a very, very big jump higher for Kaleyra group, we can double in revenue, expand our margins, gross margins and EBITDA, so we believe this is a very accretive combination.

I turn back to Dario.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Dario Calogero

Thank you, Giacomo.

So, I will go fast on the market overview, because people in the call are knowledgeable about the space. I just want to say that this is a huge market. The market is basically the combination of the application-to-person messaging market, and the CPaaS market, which is excluding the application-to-person messaging market, which is a mistake, in a way, because the market is, combined, messaging and other channels. In an omnichannel play, it’s blended together. So, this market, if you combine the two segments, it’s more between $70 billion and $100 billion on a worldwide basis, and this market definitely represents a very, very interesting opportunity in terms of growth. It’s a market that has been growing over 20%, 25% over the last few years, including application-to-person, and will keep on growing, and is expected to keep on growing significantly over the next two to three years.

Also, let me say, no one has a very relevant market share in this market, because, on a global basis, the market is much bigger than any single operator on the supply side. We strongly believe this is becoming more and more a global market and want to position Kaleyra as a global leader in this market.

On Slide No. 15, we have the destination, which is the same thing with another card made by mGage. mGage has always been working actively with (inaudible) growth into the marketing and mobile messaging, but, again, it’s a huge market, very, very large, and also getting more and more relevant, because the eyeballs of the consumers are moving from the traditional channels to the mobile handset, and this is making a lot of difference. That’s why, also, we want to invest in this segment, because this is becoming more and more relevant, and the relationship between the consumer and the brand starts from demand generation and lead generation, gets into the transaction, and then goes forward into the customer relationship, and we want to follow the relationship of the brand with the consumers along the process.

If we look at Slide No. 15, we have the combination of the multiple segments. On this slide, the only thing which is a very attractive to me is the fact that we have a very significant footprint in India. As Kaleyra and also mGage have a very significant footprint in India in terms of revenues, combined together, we become a leader in India. India is one of the high-growth markets for mobile communication in the world and the chatbot usage is expected in the near future to grow more than 300% in India.

So, to wrap up, this combination will create the leading global CPaaS powerhouse—Slide No. 17—top 5 CPaaS solution provider in the world, leading co-creator, because we are very much focusing on working together our large accounts, which are partners that we are redesigning the mobile services; a unique solution provider with direct connection to all Tier 1 U.S. carriers, plus a very significant footprint in other networks in the world; a scalable financial profile, highlighted by high growth, increasing profitability and very robust free cash flow—the cash flow conversion is like 90% of the Adjusted EBITDA—entrenched long-term and blue-chip client base across diverse and very attractive end markets; very, very strong reserves and development capabilities between Bangalore, Milan, and Atlanta in the U.S..

And last, but not least, let me say I’m proud of the team, but my team is a very strong Management Team and I’m proud to lead this team, with a very, very strong leadership and knowledge about the space.

So, we are done here with the presentation. I would like to turn it over to the Operator to open the Q&A session.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Operator

Our first questions come from the line of Lance Vitanza with Cowen & Company. Please proceed with your questions.

Lance Vitanza

Hi, guys. Thanks, and congratulations on the acquisition. I guess I had a couple of questions, so hopefully I can get at least some of these in, but the first one, I’m just trying to understand your comments, Dario, I would like to better understand in what ways mGage’s offering differs from Kaleyra’s offering. It looks like mGage is essentially providing the same types of service to the same types of companies, but could you—but I know that you called out some differences and I’m just trying to—could you talk about those differences again; and also do you currently share customers with mGage in which you are, in fact, selling different products to the same customer, or should I think of this simply as you went out and you found a cheap way to acquire a competitor and gain market share at an attractive price?

Dario Calogero

Thank you, Lance. Well, quickly, as I already mentioned, if you recall, that it’s zero overlap in the customer footprint. So, the cluster of the mGage customers is completely different from the cluster of the Kaleyra customers.

In terms of offering, if you consider that, in general, that CPaaS is how to maintain the relationship between the consumer and the brand, you can classify the macro-processes on the downstream in three different segments. One segment is generating the demand, so it’s basically doing marketing and promotional activities to generate the demand for the brand, and that’s the focus and the sweet spot of mGage. Another macro-process is the transaction itself, say sending out notification on a payment and sending a strong customer authentication to authorize a money transfer, or to access banking, say track and tracing of a shipment off e-commerce, say providing services on the call of the passenger and the driver for Uber or for (inaudible). Those are transactional services and that’s the sweet spot for Kaleyra. Then there is the post-stage, where there is any issue or any claim or any reason why the consumer shouldn’t interact with the brand, and this is again the sweet spot for Kaleyra, and also, in some cases, for mGage. So, that’s why we say that we see a lot of complementarity. We see a lot of complementarities in the culture and the attitude of mGage and Kaleyra to work together with big brands.

Lance Vitanza

Perfect, that’s really helpful. I appreciate you reiterating that in response on the call. The second question I have—I guess I’ll just limit it to three questions. The second question is on the synergies. I’m just trying to better understand—and I thought it was a great discussion, but better understand the split between the cost synergies and the revenue synergies. It looks like—for the 2021 period, it looks like it’s roughly even, it looks like you’re looking for roughly the same amount of revenue synergies as you are cost synergies. Is that true for 2022 and 2023, as well, or does it become more heavily tiered?

Giacomo Dall’Aglio

This is Giacomo. Yes, we can say 50/50, about 50/50.

Lance Vitanza

Okay, great, and then the last question for me is just on the financing side. I guess, on the capital raise, if I understand this correctly, you’ve gone out and you’ve already placed the shares—well, it hasn’t closed yet, but, essentially, you have commitments in place to place the 10 million shares. The 8.4 million, or whatever is going to PIPE investors, has that been committed at this stage? It appears that it has, and it

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

looks like that the convert has been placed, as well, and I guess I’m just wondering, if that’s true, what’s the conversion price—I’m sorry, I missed that in the release, I couldn’t find it—the conversion price on the convertible notes; and then could you comment on how you came up with the valuation that you are using for the share price? It looks like it’s a bit of a discount to where the stock was trading over the last several weeks.

Dario Calogero

We have a commitment, both from the PIPE and on the convertibles, from certain investors, and the shares will not be there till the closing, and be met, is what I can tell you at the moment. Also, let me say there will be an 8-K released shortly, clarifying all the technicalities of the (inaudible). All the financials, by the way, are committed and non-reversible.

Lance Vitanza

Okay. So, I’m just saying, without a conversion price, it’s a little tricky to kind of think about the true cost that you’re paying, but it sounds like that’s going to be coming later today in an 8-K. Is that what I’m hearing?

Dario Calogero

That’s right, that’s right. I would rather wait for the 8-K to be in the public domain.

Lance Vitanza

I understand.

Dario Calogero

I wouldn’t like to anticipate things which have not been published yet.

Lance Vitanza

Very good. Okay, well, thank you, guys.

Giacomo Dall’Aglio

And if I could add a comment, let’s say, that we are very happy on the quality of the investors, that are long-term investors and can be partners for Kaleyra for a long time, and also let me thank, also, the seller of mGage, that are set, also, to receive part of the consideration in shares, starting from Blackstone.

Lance Vitanza

Will they be able to—are there going to be lockups for any considerable length of time for either mGage or for the PIPE investors?

Giacomo Dall’Aglio

There is no lockup, no.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Dario Calogero

There is no lockup. We can disclose also the conversion price, Giacomo.

Giacomo Dall’Aglio

Yes, the conversion price of the convertibles is $16.88 per share.

Lance Vitanza

Okay, thanks, guys, I appreciate it. Congrats.

Dario Calogero

Okay. Stay tuned with the 8-K. Thank you.

Operator

Thank you. Our next questions come from the line of Mike Latimer with Northland Capital Markets. Please proceed with your questions.

Mike Latimer

Yes, good morning, and congratulations, it seems to check all the boxes here. I guess, Dario, can you elaborate a little bit more on the cross-sell opportunities you see there? What are maybe the most visible kind of near-term cross-sell opportunities; and does mGage’s presence in the U.S. help you with some of your initiatives you’ve been pursuing with K-lab and financial services in the U.S.?

Dario Calogero

Thank you, Mike. Yes, I can address this. First, let me say, we are, Kaleyra, an omnichannel platform, so we have messaging, instant messaging, post notification, voice, we have video. So, our attitude is to play the omnichannel play into CPaaS plays, while mGage has been focusing 100% on messaging, SMS, MMS, which is, let me say, evolving into RCS. So, first thing, we can cross-sell our omnichannel capabilities on to the mGage messaging customer.

The other thing, we can cross the other way around the marketing and promotional messaging services, that characterise the offering of mGage, to the existing transactional customers of Kaleyra. This also would take advantage of the different commercial footprint and different geographies, so we will bring messaging offer of mGage into Europe and Asia-Pacific, and they will bring our messaging into the U.S. with our transactional capabilities, with a specific focus on financial services, because that’s our core expertise. We are a trusted CPaaS and we will definitely take advantage of the footprint that mGage has in the space, and in the industry, also.

Is this answering your question, Mike?

Mike Latimer

Yes, that’s great. Yes, thanks. Then, as it relates to how mGage goes to market, can you elaborate on that a little bit? Do they sell into the IT group, do they sell to developers? It sounds like they might do some white-labelling here. Maybe a little more elaboration on how mGage goes to market.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Dario Calogero

Well, they are, again, very similar to Kaleyra, because they are focusing on large accounts and they are co-creator, are using the destination of (inaudible), so they sit alongside the large accounts, and they have the large accounts to design and use the services and the API of the platform embedded into their applications. So, no, they are not focusing on the developers, they are focusing on enterprise customers. They are very different from the other CPaaS in the U.S. which are more focusing on the developers community.

Mike Latimer

Yes, and then just on gross margin, mGage, it looks like it’s over 30%. I guess that gross margin is pretty healthy, and I guess the main reason there is that it’s mostly U.S., or has a bigger concentration in the U.S. I guess that’s the first question. Then, the second, what could be the long-term gross margin of the combined company?

Dario Calogero

Well, I can only repeat what we already said on multiple occasions with the analysts and the investors. The U.S. market is different from the rest of the world, because it has a much higher gross margin profile. mGage is having 41% of the revenue coming from the U.S. market, has a higher gross margin than Kaleyra, because our footprint in the U.S. is limited, and not only limited, but also for customers which are using Kaleyra for long distance over other destinations were typically the cost of sourcing the termination (inaudible).

Blended together, on a pro forma basis, in 2021, we will go over 26%. We think that going forward our intent is to bring the gross margin profile over 30%. We also said that global players blending different channels and different geographies and different, let me say, customer segments and customer size will land in between 30% and 35%. So, that’s what we can expect.

Mike Latimer

Okay, great. Thanks very much. Looks great.

Operator

Thank you. Our next questions come from the line George Sutton with Craig-Hallum. Please proceed with your questions.

George Sutton

Thank you. The transaction looks very interesting. I will tell you the key question I’m getting from clients this morning is trying to better understand the valuation paid. It looks like a very attractive price. I know Avi loves to negotiate, so I assume that had something to do with it, and I know Blackstone will remain an owner of some size in this, but can you give us a sense, was this an auction process? How was the price determined here for this company?

Giacomo Dall’Aglio

Hi, George. Yes, sure. Well, basically, the negotiation with the counterparty, and the seller being Blackstone, began in October 2020. When we made the offer, we made the offer to, let me say, fit a multiple for mGage, which was fitting the same multiple for Kaleyra. So, it wasn’t an auction. It was, let me say, a trade sale, where I believe that the seller saw the opportunity, the strategic opportunity of combining together mGage and Kaleyra the same way we saw it. So, we were on the same page and we worked together to build this transaction, and Blackstone loved the opportunity for the roll-up. In fact, they are rolling up, overall, the seller, $20 million as part of the price consideration into the PIPE.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Also, we believe, and we had a clear indication, that the Management of mGage really loved the strategic fit and the culture fit with Kaleyra, and a strong belief supported the build with Kaleyra, instead of having a deal, a financial deal with another type of equity potential buyer.

The reason why the price might be looking lower than expected is, first thing, let me say, it’s an opportunity. Yes, indeed, Avi is a good negotiator, but also David Posnick has been very, very supportive in this transaction, and Blackstone has been very supportive in this transaction, because we all believe that there is a significant upside going forward.

George Sutton

Okay, that’s very helpful. Two other quick things. You did not get some volume discounts in Q4 of last year, predominantly given the pandemic issues in Q2. Can you help us understand how this will affect some of the volume opportunities? I didn’t hear that specifically discussed in the synergies. Second question. Related to your sales go-to-market, can you just give us a sense of what the combined sales group will look like versus what Kaleyra specifically looked like prior to the transaction? Thanks.

Dario Calogero

Okay. First thing, let me say, in messaging, volume matters, and combined together, the volume of mGage and the volume of Kaleyra, on a pro forma basis, worldwide will be, again, more than $44 million—44 billion messaging volume, but with the growth that the companies have on the volume, we can expect in 2021, on a pro forma basis, going over 50 billion. This will positively affect the cost of termination and the contracts with the operators worldwide. So, this is answering to the first question.

The second question, could you please rephrase the second question, because I’m not sure I got it right?

George Sutton

With cross-selling an important part of the consideration, I’m just curious what the combined sales effort will look like. How many quota-carrying sales reps will there be for the combined entity versus (inaudible).

Dario Calogero

Oh, yes, yes. Well, let me say, at the moment, with Kaleyra, we have 40-plus. With mGage, I believe there are another, let me say, 20, 30-plus. So, on a worldwide basis, sales will be 70, 80 people. Also, there is in this play, I believe it’s only the pure salesmen, which are typically splayed between farmers and hunters, but also there is the partnership which is sitting between sales and marketing, and part of the Marketing Team, we could consider, also, part of the Business Development Team. So, let me say, of 550 people total headcount, I would say that about 100 people will be doing marketing and sales.

George Sutton

Super. Thanks, guys. Congratulations.

Operator

Thank you. Our next questions come from the line of Tim Horan with Oppenheimer. Please proceed with your questions.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Tim Horan

Thanks, guys. Can you give us a little more color on exactly what mGage, what a typical text message would look like to customers? I think they’re very involved with some of the larger CRM companies. What are the CRM companies using this for? It also seems like they’re very involved with some of the larger credit card companies. Yes, what would a typical text look like?

Dario Calogero

Well, first thing, hi, Tim, nice to talk to you. Typically, promotional messaging is bringing to the consumer information about the market and opportunity, a product sale, (inaudible) shop something. We always see this kind of messages in the U.S. Typically, it’s like there’s a promotion in the retail shops, stop by our retail shop, because you can get 10% discount, get this coupon for a specific discount, because days like Valentine, or any other occasion, to try to bring the consumer into the commercial mode with the seller, with the brand. So, that’s a good example, I would say.

Being such a service done at scale by mGage, mGage also enjoys this particular relationship with the U.S. carrier, which is called a Tier 1 interconnection capability. There are only four companies in the U.S. having such a capability, and they engage one of them. In a way, let me say, this is very much fitting with our own attitude of being directly interconnected with the operators, and we will keep on investing in this, and we will definitely support mGage in maintaining the status with the mobile network operator in the U.S., and also expanding this capabilities to other geographies, like we do in Europe and in Asia-Pacific.

Tim Horan

Do you think you can expand from being more direct enterprise sales to more developer platform, you know, sales effort and product effort?

Dario Calogero

Well, let me say, the offering is already there, because we do provide API documentation for developers to embed our API in their applications. At the moment, neither Kaleyra nor mGage has significantly invested in data marketing towards the community of the developers. We will see, once we would be in the position to announce the marketing the plan together, if we want to or we do not want to enter into that specific segment, which might be very attractive on one hand, but also it’s very competitive, and considering our largest markets worldwide, we will keep in balance our footprint globally and not really get very much focusing on the U.S. developer market.

Tim Horan

The mGage Management Team, how many of them are staying? How critical is that for the combined company?

Dario Calogero

Your voice was broken at the beginning, I didn’t get the question.

Tim Horan

Yes, I’m sorry. The mGage Management Team, how many of them are staying? How critical are they for the combined company?

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Dario Calogero

mGage Management Team, let me say, this kind of company, the real asset is not on the balance sheet, it’s the people working in the company, so we really look very much forward to work together with mGage Management, which has shown to be extremely, extremely capable, extremely competent and extremely resilient, also, in this, with the 2020, 2021 experience of the pandemic. They have excellent technology capabilities, they have excellent account management capabilities, and they have excellent customer relationship management capabilities, and operation capabilities. So, I believe that Kaleyra has only, you know, to learn and to work together with the mGage Management.

Tim Horan

Great, and just two follow-ups to previous questions. The synergies you’re projecting for this year, the nine months, will you recognize them this year, or will that be the run rate at the end of the year, just to be clear? Then, secondly, can you say what you’ve priced the PIPE at, what stock price the PIPEs are priced at?

Dario Calogero

This last question, I will leave it with Giacomo later. On the first question on the synergies, what is important to understand is that we think that most of the synergies will be on the upside for the cross-selling and on the downside for the cost of termination, because with the larger scale and the larger footprint, we believe there are synergies in the cost of sourcing the termination. Not much on the headcount, apart from the fact that mGage won’t bring along the C-suite. So, basically, we will retain the Management of mGage, but we won’t retain the Management of the C-suite, which is not part of the transaction. So, basically, we will expect at Kaleyra Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, Chief Product Officer, Chief Revenue Officer, and we are very much looking forward to work together with the Management at mGage to explore the opportunity.

I’ll leave the terms of the PIPE with Giacomo.

Giacomo Dall’Aglio

Yes, the PIPE price is $12.50. That is a discount of 25% of yesterday’s closing price.

Tim Horan

Okay. Sorry, just two more follow-ups. So, you’ll have about 40 million diluted shares. Post the transaction, I guess about 10 million here from the PIPE. Secondly, just to be clear on the synergies, are you going to recognize those synergies for the full year in these numbers, or is that the run rate at the end of the year, just so we understand?

Giacomo Dall’Aglio

(Inaudible) for nine months, and we have to consider that when the closing happens, that the closing is going to happen in Q2. So, it depends on the month of the closing. On the shares, yes, about 40 million shares on a fully diluted basis with the PIPE.

Tim Horan

Good luck, guys. Thanks.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Operator

Thank you. Our next questions come from the line of Allen Klee with Maxim Group. Please proceed with your questions.

Allen Klee

Good morning. Could you just tell us a little bit more about the competitive environment, of where you think mGage stands competitively? Thank you.

Dario Calogero

Hi, Allen. This is Dario.

Allen Klee

Hello.

Dario Calogero

Well, the competitive landscape is always very fragmented on the supply side and very large on the demand side. As I told you before, this is a large market, it’s about $1 billion worldwide. No one has more than 1.5, 1.7 market share, not even the high flyer, which is (inaudible). Kaleyra and mGage combined would make $350 million. So, let me say, in terms of worldwide market share, it’s like zero (inaudible) percent. So, the competitive environment is not very competitive yet. It’s more competitive, especially for the long distance, because, basically, when you want to deliver traffic on messaging, you need to have an interconnection with the operator, where the Sim card of the consumer is sitting. If you were a large social media or a large transportation customer that wants to deliver traffic in Asia-Pacific or Europe, you definitely need to have an interconnection. If you don’t have it directly, you have to go through a third party, which is exactly what Kaleyra is providing to multiple U.S. customers.

So, let me say, the competitive landscape is more local rather than global, first thing, yet, so it depends on the geography. mGage is competing with certain customers—certain competitors in the U.S., in Latin America and in the U.K. and in India, and those competitors are different, because they’re mainly local players rather than global players.

Is this answering to your question?

Allen Kee

Yes, thank you, and one last question, and I apologize if I maybe misunderstand the math here, but tell me if I’m understanding this wrong, or whatever. You’re raising $200 million from the convert and $105 million from the 8.4 million shares of the PIPE, so that’s $305 million, and there’ll be some costs related to it, but some discount at $305 million, and then you’re acquiring mGage for $215 million, so that’s—so you have an extra $90 million or so of cash. Is that in the ballpark, and if so, what’s the plan with that, or the thinking in that? Thank you.

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Kaleyra, Inc. – Kaleyra to Acquire Mobile Messaging Solutions Provider mGage Conference Call, February 19, 2021

Dario Calogero

Well, first thing, you’re absolutely perfectly correct, but there is the slight consideration of mGage being $215 million, $20 million in shares and $195 million in cash, which meant that Blackstone and the other sellers, that Blackstone has 54% of mGage, will become shareholders of Kaleyra after closing.

The other thing is that, yes, indeed, we raised more money, because we want to keep on making investment. This is a fast-evolving space, where we want to keep on investing on the platform, on the technology and on enhancing the omnichannel capabilities in play, and we will do it at scale. One of the reasons why we wanted to have more money than we actually really needed at closing with mGage is because we already have a plan and we want to strengthen our balance sheet with more cash for investment.

The other thing that is important to consider is that the increase of gross margin will generate $45 million of EBITDA, which is at least 90% cash convert. So, we will be becoming more productive, let me say, in terms of financial, generating more operating cash flow, that will be again used for investment. This is really why we have structured this operation like this, and this is the reason why we strongly believe that Kaleyra will keep on executing on the strategic plan that we announced when we got listed back in November of 2019, when we said that we wanted to be listed because we wanted to have access to the public currency to keep on consolidating the industry, which is exactly what we are doing now. Globalization, enhanced research and development, organic growth will be definitely part of the use of proceeds, but also strategic growth, because we have shown capabilities in rolling up acquisitions, and I strongly believe that we’ll keep on doing it.

Allen Kee

Thank you, that’s very helpful. Congratulations. This looks quite attractive.

Dario Calogero

Thank you. Thank you, Allen. I agree, it’s attractive, not only strategically but also financially. Financially, using your way of explaining this, this transaction is extremely accretive, extremely accretive for Kaleyra.

Operator

Thank you. There are no further questions at this time. I would like to hand the call back over to Management for any closing comments.

Dario Calogero

Okay. If we don’t have any further questions, let me thank you for listening to this call with such short notice. It has been a pleasure announcing this transaction, which is very, very interesting, accretive, strategically relevant for the industry as a whole and for Kaleyra as a player, and looking very, very much forward to the completion of this transaction, and let thank again the sellers for the trust they have shown to the Management and the shareholders of Kaleyra. Thank you very much, indeed.

Operator

Thank you for your participation. This does conclude today’s teleconference. You may disconnect your lines at this time. Have a great day.

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